UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 17, 2004

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-8328	84-0608431
(Commission File Number)	(I.R.S. Employer Identification Number)

(303) 655-5700

(Registrant’s Telephone Number, Including Area Code)

5405 Spine Road, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into a Material Definitive Agreement

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.01                                                 Completion of Acquisition or Disposition of Assets

On September 17, 2004, Dynamic Materials Corporation (“DMC”) completed the divestiture of its Spin Forge business (“Spin Forge”), which manufactures certain rocket motor cases and pressure tanks.  The divestiture was made pursuant to an Agreement, dated as of September 17, 2004 (the “Master Agreement”), between DMC and Aerojet-General Corporation (“Aerojet”).  Pursuant to the Master Agreement, DMC sold the assets that constitute Spin Forge, excluding certain equipment and real estate which are being leased or subleased to Aerojet (as described below), for a sales price of approximately $1,665,000 to be paid in cash according to the arrangement set forth in the Master Agreement and subject to post-closing adjustment to reflect final inventory values as of the closing date.  DMC will also provide certain services to Aerojet in connection with the sale of Spin Forge pursuant to a Transition Services Agreement, dated as of September 17, 2004, between DMC and Aerojet (the “Transition Services Agreement”).

In connection with the Master Agreement, DMC has agreed to lease certain equipment currently used by Spin Forge to Aerojet pursuant to an Equipment Lease Agreement (the “Equipment Lease”), dated as of September 17, 2004, between DMC and Aerojet.  Aerojet will pay DMC monthly rental installments of $21,921 under the Equipment Lease, which will terminate on January 1, 2007 unless extended at Aerojet’s option until September 17, 2012.  At the end of the initial term, Aerojet has the option to purchase all or a portion of the equipment being leased at its net book value as of the lease commencement date, less any rental installments paid pursuant to the Equipment Lease.  If Aerojet chooses to exercise its rights under a separate Option Agreement, which is described below, then it is required to purchase all of the equipment at the aforementioned value no later than January 1, 2007.

DMC has also agreed to sublease (the “Sublease”) to Aerojet the premises where Spin Forge is located (the “Premises”) at a base rate of $30,244 per month.  Aerojet will pay additional rent of $1,159 per month under the Sublease for its use of DMC-owned office equipment, furniture and fixtures and leasehold improvements that are currently available for use on the Premises.  The Sublease expires on January 1, 2007 unless it is terminated sooner as a result of Aerojet exercising its rights under a separate Option Agreement as further described below.

DMC has the option, pursuant to an Option Agreement, dated March 18, 1998, as amended, to purchase the Premises (the “Master Option Agreement”) from the current owner.  The Master Option Agreement has been amended by Amendment Number 5 to Option Agreement, dated as of September 17, 2004 (the “Amendment”).  The Amendment states that DMC may exercise its option to purchase the Premises beginning after November 1, 2006.  In addition, the purchase price for the Premises upon exercise of the option is $2,880,000; provided, however, that if the option is exercised after

January 31, 2007, the purchase price will be the greater of (i) the fair market value of the property at the time the option is exercised or (ii) $2,880,000.

Pursuant to a separate Option Agreement, dated as of September 17, 2004 (the “Option Agreement”), DMC has granted Aerojet the option to have DMC assign all of its rights to the Premises, including rights under both the master lease relating to the Premises and the Master Option Agreement, for such reasonable consideration for the value of the option as the parties may mutually agree at a later date.  Aerojet must exercise this option prior to August 1, 2005.  If Aerojet does not exercise this option by August 1, 2005 or if the parties fail to reach agreement on consideration by December 15, 2004, DMC retains the option to purchase the Premises.  In addition, if DMC purchases the Premises, DMC has agreed to continue to lease the property to Aerojet until January 1, 2007 under the same terms as the Sublease.

Copies of the Master Agreement, the Transition Services Agreement, the Lease Agreement, the Sublease, the Amendment, the Option Agreement and the press release relating to the disposition are attached as exhibits hereto and are incorporated by reference herein.

Item 9.01                                                 Financial Statements and Exhibits

(b) Pro Forma Financial Information

DYNAMIC MATERIALS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 gives effect to the sale of Spin Forge as if it had occurred on June 30, 2004.  The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 and the fiscal year ended December 31, 2003 give effect to the sale of Spin Forge as if it had occurred at the beginning of each of the periods presented.

Pro forma financial statements require the presentation of earnings from continuing operations after income tax but before discontinued operations, extraordinary items, and cumulative effect of a change in accounting principle.  Therefore, the loss from discontinued operations of $1,297,407, net of taxes, related to related to the sale of the DMC’s Precision Machined Products division included in the historical consolidated statement of operations for the fiscal year ended December 31, 2003 has been omitted.

The unaudited pro forma condensed consolidated financial information has been prepared and should be read in conjunction with the historical consolidated financial statements and related notes thereto of DMC, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in DMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and DMC’s Quarterly Report on Form 10-Q as of June 30, 2004 filed with the Securities and Exchange Commission (“SEC”).

Unaudited pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the results that actually would have been realized had the assets been sold during these periods.  Additionally, the future consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in values not currently identified due to post-closing adjustments and reconciliation, which could result in adjustment to, among other items, the ultimate loss in connection with the sale of Spin Forge.

To the extent that this pro forma financial information is forward looking, it is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements reflect assumptions and involve a number of risks and uncertainties, which may be beyond the Company’s control, including the risks detailed from time to time in DMC’s SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2003.

DYNAMIC MATERIALS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2004

	Dynamic Materials	Sale of Spin Forge	Pro Forma Adjustments		Pro Forma Balance
ASSETS

CURRENT ASSETS:
Cash and cash equivelents	$689,655	$—	$—		$689,655
Accounts receivable	8,523,189	—	—		8,523,189
Inventories	6,298,450	—	—		6,298,450
Prepaid expense and other	804,585	—	—		804,585
Current portion of long-term receivables	210,000	1,211,746	—	(1)	1,421,746
Current deferred tax asset	336,600	—	—		336,600
Total current assets	16,862,479	1,211,746	—		18,074,225

PROPERTY, PLANT AND EQUIPMENT, net	11,668,077	—	—		11,668,077

RESTRICTED CASH AND SHORT TERM INVESTMENTS	191,999	—	—		191,999

GOODWILL, net	847,076	—	—		847,076

INTANGIBLE ASSETS, net	55,668	—	—		55,668

OTHER ASSETS	172,628	—	—		172,628

LONG TERM RECEIVABLES	317,500	753,392	—	(1)	1,070,892

ASSETS HELD FOR SALE	3,056,629	(1,965,138)	—	(1)	1,091,491

TOTAL ASSETS	$33,172,056	$—	$—		$33,172,056

See the accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

	Dynamic Materials	Sale of Spin Forge	Pro Forma Adjustments	Pro Forma Balance
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Bank overdraft	$182,613	$—	$—	$182,613
Accounts payable	5,248,673	—	—	5,248,673
Accrued expenses	2,864,085	—	—	2,864,085
Line of credit	931,432	—	—	931,432
Current maturities of long-term debt	3,848,381	—	—	3,848,381
Total current liabilities	13,075,184	—	—	13,075,184

LONG-TERM BANK LINE OF CREDIT	1,175,838	—	—	1,175,838

LONG-TERM DEBT	3,260,137	—	—	3,260,137

NET DEFERRED TAX LIABILITIES	244,191	—	—	244,191

DEFERRED GAIN ON SWAP TERMINATION	32,571	—	—	32,571

OTHER LONG-TERM OBLIGATIONS	130,425	—	—	130,425

Total liabilities	17,918,346	—	—	17,918,346

STOCKHOLDERS’ EQUITY

Common stock	255,914	—	—	255,914
Additional paid-in capital	12,490,208	—	—	12,490,208
Retained earnings	1,757,096	—	—	1,757,096
Other cumulative comprehensive income	750,492	—	—	750,492
Total stockholder’s equity	15,253,710	—	—	15,253,710

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,172,056	$—	$—	$33,172,056

See the accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

DYNAMIC MATERIALS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

	Dynamic Materials	Sale of Spin Forge (2)	Pro Forma Adjustments	Pro Forma Results

NET SALES	$22,145,213	$—	$—	$22,145,213

COST OF PRODUCTS SOLD	16,931,035	—	—	16,931,035

Gross profit	5,214,178	—	—	5,214,178

EXPENSES:
General and administrative	1,684,498	—	—	1,684,498

Selling expense	1,696,685	—	—	1,696,685

	3,381,183	—	—	3,381,183

INCOME FROM OPERATIONS	1,832,995	—	—	1,832,995

Other expense, net	7,042	—	—	7,042
Interest expense	(234,022)	—	—	(234,022)
Interest income	11,619	—	—	11,619

Income (loss) before income taxes	1,617,634	—	—	1,617,634

INCOME TAX PROVISION	(645,243)	—	—	(645,243)

INCOME FROM CONTINUING OPERATIONS	$972,391	$—	$—	$972,391

PER SHARE - BASIC AND DILUTED:

Income from continuing operations	$0.19			$0.19

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	5,098,231			5,098,231
DILUTED	5,180,286			5,180,286

See the accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

DYNAMIC MATERIALS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

	Dynamic Materials	Sale of Spin Forge (2)	Pro Forma Adjustments		Pro Forma Results

NET SALES	$40,277,970	$4,498,641	$—		$35,779,329

COST OF PRODUCTS SOLD	31,405,999	4,900,547	—		26,505,452

Gross profit (loss)	8,871,971	(401,906)	—		9,273,877

EXPENSES:
General and administrative	3,682,150	740,289	—		2,941,861

Selling expense	3,016,154	—	—		3,016,154

	6,698,304	740,289	—		5,958,015

INCOME (LOSS) FROM OPERATIONS	2,173,667	(1,142,195)	—		3,315,862

Other income (expense), net	(18,907)		—		(18,907)
Interest expense	(518,065)	—	—		(518,065)
Interest income	9,560	—	—		9,560

Income (loss) before income taxes	1,646,255	(1,142,195)	—		2,788,450

INCOME TAX PROVISION	(1,058,006)	—	(445,456	)(3)	(1,503,462)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$588,249	$(1,142,195)	$(445,456)		$1,284,988

PER SHARE - BASIC AND DILUTED:

Income from continuing operations	$0.12				$0.25

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	5,067,324				5,067,324
DILUTED	5,110,806				5,110,806

See the accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

DYNAMIC MATERIALS CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)          Represents the reclassification of inventory from assets held for sale to note receivable to reflect the transfer in ownership of the Spin Forge inventory.  A portion of the receivable will be collected within one year and, as such, has been classified as current in the June 30, 2004 Pro Forma Condensed Consolidated Balance Sheet with the balance classified as long term.

(2)          Spin Forge’s operating results are eliminated from the December 31, 2003 Pro Forma Condensed Statement of Operations.  This elimination is not necessary for the June 30, 2004 Pro Forma Condensed Statement of Operations since Spin Forge was reflected as discontinued operations for that period.

(3)          Represents a tax adjustment to reverse the tax benefit associated with Spin Forge’s operating loss.

(c) Exhibits

10.1	Agreement, dated as of September 17, 2004, between DMC and Aerojet.
10.2	Transition Services Agreement, dated as of September 17, 2004, between DMC and Aerojet.
10.3	Equipment Lease Agreement, dated as of September 17, 2004, between DMC and Aerojet.
10.4	Sublease, dated as of September 17, 2004, between DMC and Aerojet
10.5	Amendment Number 5 to Option Agreement, , dated as of September 17, 2004, between DMC and Spin Forge, LLC
10.6	Option Agreement, dated as of September 17, 2004, between DMC and Aerojet
99.1	Press Release dated September 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

	By:	/s/ Richard A. Santa
	Name:	Richard A. Santa
	Title:	Vice President and Chief Financial Officer

Dated: September 23, 2004

INDEX TO EXHIBITS

Number	Description

10.1	Agreement, dated as of September 17, 2004, between DMC and Aerojet.
10.2	Transition Services Agreement, dated as of September 17, 2004, between DMC and Aerojet.
10.3	Equipment Lease Agreement, dated as of September 17, 2004, between DMC and Aerojet.
10.4	Sublease, dated as of September 17, 2004, between DMC and Aerojet
10.5	Amendment Number 5 to Option Agreement, dated as of September 17, 2004, between DMC and Spin Forge, LLC
10.6	Option Agreement, dated as of September 17, 2004, between DMC and Aerojet
99.1	Press Release dated September 20, 2004.